QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

HRPT PROPERTIES TRUST
SUBSIDIARIES OF THE REGISTRANT

1600 Market Street Property Trust—(Maryland)

1735 Market Street Properties Trust—(Maryland)

4 Maguire Road Realty Trust (Nominee Trust)—(Massachusetts)

47 Harvard Street Real Estate Trust (Nominee Trust)—(Massachusetts)

ALPHA BT LLC—(Maryland)

BD 33 Stiles Lane Property LLC—(Maryland)

Blue Dog Bookspan Properties LLC—(Delaware)

Blue Dog LLC—(Maryland)

Blue Dog Properties Trust—(Maryland)

Bridgepoint Property Trust—(Maryland)

Candler Associates, L.L.C.—(Maryland)

Candler Property Trust—(Maryland)

Causeway Holdings, Inc.—(Massachusetts)

Cedars LA LLC—(Delaware)

First Associates LLC—(Maryland)

Fourth and Roma Property Trust—(Maryland)

Franklin Plaza Property Trust—(Maryland)

HRP Nom L.P.—(Delaware)

HRP Nom 2 L.P.—(Delaware)

Hawaii 2x5 0 Properties Trust—(Maryland)

Hawaii Metamorphosis LLC—(Maryland)

Hawaii MMGD LLC—(Maryland)

Hawaii Phoenix Properties LLC—(Maryland)

Hawaii Soupson LLC—(Maryland)

Health and Retirement Properties International, Inc.—(Delaware)

Herald Square LLC—(Delaware)

HH HUB Properties LLC—(Delaware)

Higgins Properties LLC—(Maryland)

HRP Nom Inc.—(Delaware)

HRP Nom L.L.C.—(Delaware)

HRP Nom 2 Inc.—(Delaware)

HRP Nom 2 L.L.C.—(Delaware)

HRP GP, LLC—(Delaware)

HRPT Lenexa Properties Trust—(Maryland)

HRPT Medical Buildings Realty Trust (Nominee Trust)—(Massachusetts)

HRPT Memphis LLC—(Delaware)

HRPT TRS, Inc.—(Delaware)

Hub Acquisition Trust—(Maryland)

Hub Albuquerque 25 LLC—(Maryland)

Hub BD Mixed Sec. Properties, L.P.—(Delaware)

Hub Corporate Crossing, LLC—(Delaware)

Hub Corporate Crossing Properties Trust—(Maryland)

Hub Highridge Properties Trust—(Maryland)

Hub Highridge, LLC—(Delaware)

Hub Hoboken Properties LLC—(Delaware)

Hub LA Limited Partnership (98%)—(Delaware)

Hub LA Properties Trust—(Maryland)

Hub Madrone Properties LLC—(Delaware)

Hub MA Realty Trust (Nominee Trust)—(Massachusetts)

Hub Management, Inc.—(Delaware)

Hub Mid-West LLC—(Maryland)

Hub Milwaukee Center Properties LLC—(Delaware)

Hub Northeast Medical Arts Center LLC—(Delaware)

Hub OEC Properties LLC—(Delaware)

Hub Properties GA LLC—(Maryland)

Hub Properties Trust—(Maryland)

Hub Realty Buffalo, Inc.—(Delaware)

Hub Realty College Park I, LLC—(Maryland)

Hub Realty College Park, Inc.—(Delaware)

Hub Realty Funding, Inc.—(Delaware)

Hub Realty Golden, Inc.—(Delaware)

Hub Realty Kansas City, Inc.—(Delaware)

Hub Realty Richland, Inc.—(Delaware)

Hub RI Properties Trust—(Maryland)

Hub Woodmont Investment Trust—(Maryland)

HUB Woodmont Limited Liability Company (99%)—(Delaware)

Indemnity Collection Corporation—(Delaware)

Indiana Avenue LLC—(Delaware)

Lakewood Property Trust—(Maryland)

LTMAC Properties LLC—(Maryland)

Masters Properties LLC—(Maryland)

MOB Realty Trust (Nominee Trust)—(Massachusetts)

Nine Penn Center Associates, L.P.—(Pennsylvania)

Nine Penn Center Properties Trust—(Maryland)

Orville Properties LLC—(Maryland)

Oscar Properties Trust—(Maryland)

Park San Antonio Properties Trust—(Maryland)

Putnam Place Realty Trust (Nominee Trust)—(Massachusetts)

Quarry Lake Properties Trust—(Maryland)

Research Park Properties Trust—(Maryland)

RFRI Properties LLC—(Maryland)

Ridge Lake Properties LLC—(Delaware)

Robin 1 Properties LLC—(Maryland)

Rosedale Corporate Plaza Condominium, Inc.—(Minnesota)

Rosedale Properties Limited Liability Company—(Delaware)

Rosedale Properties Trust—(Maryland)

Rosedale Properties, Inc.—(Delaware)

SP Holding Property Trust—(Maryland)

Tanaka Properties LLC—(Maryland)

TedCal Properties LLC—(Maryland)

TSM Properties LLC—(Maryland)

University Avenue Real Estate Trust (Nominee Trust)—(Massachusetts)

Z&A Properties LLC—(Maryland)

QuickLinks

  Exhibit 21.1